EXHIBIT 10.19



                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of this 14th day of November, 1996, between Stimsonite Corporation, a Delaware corporation (the "Company"), and Jay R. Taylor (the "Consultant").

                                    RECITALS

                  A. The Consultant, up to the effective date hereof, pursuant to an Employment Agreement dated May 30, 1996 between the Consultant and the Company (the "Employment Agreement") has been the President and Chief Executive Officer of the Company. On October 24, 1996, at the suggestion of the Company's Board of Directors (the "Board of Directors"), the Consultant agreed to conditionally resign from such positions with the Company and to terminate his Employment Agreement, pending the hiring of, and the commencement of duties and responsibilities and salary of, a new President and Chief Executive Officer of the Company and of the adoption and execution by the Company of a consulting agreement substantially in the form hereof.

                  B.  The  Consultant,  as the  President  and  Chief  Executive
Officer  of  the  Company,   had  significant   policy-making   and  operational
responsibilities in the conduct of the Company's business.

                  C. The Consultant possesses valuable skills and experience of a special and unique nature, and unique, personal and confidential business knowledge about the operation of the Company's business.

                  D.  The   Company   desires   to  secure  for  itself  or  its
subsidiaries the benefit of the Consultant's background, experience, ability and expertise.

                  E. The Company desires to engage the Consultant to provide, and the Consultant has indicated his willingness to provide, consulting and advisory services on the terms and conditions set forth herein.

                  NOW,  THEREFORE,   on  the  basis  of  the  foregoing  and  in
consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Term. Subject to the provisions and conditions of this Agreement, the Consultant shall provide the Company with consulting services for a two-year term (the "Initial Term") beginning on the date on which a new President and Chief Executive Officer of the Company, appointed or elected by the Board of Directors, becomes a salaried employee of the Company; provided, however, that such term will, on each scheduled expiration date (each, an "Expiration Date"), automatically be extended for an additional year unless, no later than sixty (60) days prior to each Expiration Date, the Company or the Consultant shall have given written notice that it or the Consultant, as the case may be, does not wish to have such term extended (hereinafter referred to as the "Consulting Term"), unless otherwise terminated pursuant to the terms hereof.

                  2.       Duties, Schedule and Location.

                  (a) Duties. During the Consulting Term, the Consultant shall function in an advisory and consulting capacity, and shall assume and perform such reasonable advisory and consulting responsibilities and duties as may be assigned to him from time to time by the Chairman of the Board of Directors or by the Company's Chief Executive Officer. The Consultant shall also (i) undertake to facilitate the transition of the successor Chief Executive Officer of the Company, (ii) continue to serve the remainder of his term as President of ARTBA and serve as Chairman Emeritus thereof when and if elected or appointed after the Consultant's term as President thereof, and while holding either such office shall continue to represent the Company at ARTBA and (iii) continue to represent the Company in such other trade associations with respect to which the Consultant has been representing the Company; provided, however, that if the successor Chief Executive Officer of the Company desires to participate in any such trade association (other than ARPTRA) and would be precluded from such participation by reason of the Consultant's representation of the Company in such trade association, then the Consultant shall cease to represent the Company in such trade association, although the Consultant may continue any personal membership in such trade association. The Consultant shall perform his services during the Consulting Term as an independent contractor and not as an employee of the Company.

                  (b) Schedule and Location. During the Consulting Term, the Consultant shall render consulting services to the Company during normal business hours upon reasonable notice given to the Consultant by the Company. During the Consulting Term, the Consultant shall be available for the performance of his duties hereunder (including representing the Company at trade associations pursuant to Section 2(a) above) for up to 80 hours per month (or such higher number of hours as the Consultant and the Company shall agree with respect to a particular month), subject to an aggregate of 720 hours each year
(subject to such lesser monthly availability resulting from any vacation of Consultant for which Consultant has provided written notice to the Company and unavailability due to illness of the Consultant). The Consultant shall perform his consulting duties hereunder at such locations in the greater Chicago, Illinois area as the Company may direct, subject to ordinary and normal business trips as reasonably requested by the Company from time to time during the Consulting Term. The Company shall provide the Consultant with office space and such other services and equipment as may be required for the Consultant to perform adequately his duties hereunder, provided that it shall be within the Consultant's sole discretion whether and to what extent to make use of such facilities.

                  3. Payments and Benefits. During the Consulting Term, the Consultant shall be entitled to the following payments and benefits:

                           (a) Compensation Payments.    (i) The  Company  shall
pay the Consultant annually, in equal monthly installments (subject to such adjustments as may be required from time to time hereunder), consulting fees equal to difference of $222,600.00 less (x) any amounts actually paid to the Consultant under the Participation Agreement for Supplemental Executive Retirement Plan (the "SERP Plan") dated December 15, 1988 between Amerace Corporation, a Delaware corporation ("Amerace"), and the Consultant, (y) any amounts actually paid to the Consultant under the Company's pension plan and (z) any directors retainer fees paid to the Consultant as a member of the Board of Directors. The parties acknowledge that Exhibit A hereto sets forth the calculation of such consulting fees as of the date hereof. Notwithstanding any contrary provision of the SERP Plan, the date of the first day of the Consulting Term shall be deemed to be the Consultant's Retirement Date, as such term is used in the SERP Plan.

                           (ii)  In addition,  with  respect  to  each tax  year
for which the Consultant reports income received pursuant to Section 3(a)(i) above, the Company shall pay the Consultant in April of the following year an additional consulting fee equal to the difference between what the Consultant's "FICA" contribution will be for such reported income, less what the Consultant's FICA deduction would have been if such income had been wages of a salaried employee of the Company during that period.

                            (b) Welfare  Benefits.  During the Consulting  Term,
the Consultant shall continue to be entitled to participate in group health, disability, vision and dental benefit plans (the "Health Plans") provided by the Company to the same extent as are afforded from time to time hereafter to executive employees of the Company, or substantially equivalent benefits shall be provided by the Company.

                            (c)  Automobile.   The  Company  shall  continue  to
provide Consultant with the use, and shall reimburse the Consultant for the costs of maintenance, of the automobile currently provided by the Company to the Consultant (the "Vehicle") during the Consulting Term, to the same effect and costs to the Company as existed at the effective date of the termination of the Employment Agreement; provided that the Consultant shall pay his own fuel costs, subject to reimbursement to the extent permitted by Section 7 hereof. The
Consultant shall have the option to (i) purchase from the Company, if the Vehicle is then owned by the Company, at any time not more than ninety days subsequent to the expiration of the Consulting Term, the Vehicle, at a purchase price equal to the average book value for dealer purchases of such automobile on the date of purchase as indicated in any "blue book" of automobile value which the Company generally uses for such purpose, or (ii) assume the Company's rights and obligations, by notice given no later than 90 days subsequent to the expiration of the Consulting Term, pursuant to the lease agreement covering the Vehicle, if leased by the Company, to the extent permitted by such lease agreement.

                            (d) Club Membership. During the Consulting Term, the
Consultant shall be entitled to the use and benefit of the Company's membership in the Royal Melbourne Country Club (the "Golf Club"); provided, however, that the Consultant shall be responsible for and shall pay all expenses associated with such use, including, without limitation, monthly dues and any charges or expenses incurred by the Consultant at the Golf Club.

                  4. Board Membership. During the Consulting Term, the Company shall use reasonable efforts to maintain the Consultant's membership on the Board of Directors. While a member of the Board of Directors, the Consultant shall be entitled to all of the rights and benefits (including, without limitation, director or other fees, expenses and stock option grants) generally available to members of the Board of Directors who are not employees of the Company or its subsidiaries. If this Agreement is terminated by the Company pursuant to Section 9(a) hereof, the Consultant shall resign from the Board of Directors immediately following the effective time of such termination.

                  5. Amendment to Stock Options. (i) The Consultant's outstanding stock option agreement dated October 6, 1992, which grants a non-qualified stock option for the purchase of 87,500 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), shall be amended to provide that such option shall be exercisable through May 5, 1999, (ii) the Consultant's outstanding stock option agreement dated February 13, 1996, which grants a non-qualified, time vesting stock option for the purchase of up to 13,000 shares of Common Stock, shall be amended to provide that such option shall continue to vest and be exercisable in accordance with the terms of such option during the Initial Term and shall fully vest and become exercisable on the expiration of the Initial Term and such option shall be exercisable through May 5, 1999 and (iii) the Consultant's outstanding stock option agreement dated February 13, 1996, which grants a non-qualified, performance stock option for the purchase of up to 12,389 shares of Common Stock, shall be amended to provide that such option shall, subject to Section 1(b) of such agreement relating to the number of shares of Common Stock that may be purchased thereunder, shall continue to vest and be exercisable in accordance with the terms of such option during the Initial Term and shall fully vest and become exercisable on the expiration of the Initial Term and such option shall be exercisable through May 5, 1999; provided, however, that each such amendment shall provide that if this Agreement is terminated by the Company pursuant to Section 9(a) hereof or by the Consultant pursuant to Section 9(b)(i) hereof, the option subject to such amendment shall cease to vest in any additional amount on the effective date of any such termination, and shall expire 90 days after the effective date of any such termination.

                  6. Prior Earned Bonus. Notwithstanding any requirements as to employment status under the Company's executive bonus plan, the Consultant shall be entitled to receive a bonus for his services as an executive of the Company during its fiscal year ended December 31, 1996 equal in amount to the bonus he would have received had he remained an employee of the Company as of December 31, 1996 multiplied by a fraction, the numerator of which is the number of days during the Company's fiscal year ended December 31, 1996 that the Consultant was an employee of the Company and the denominator of which is 366.

                  7. Reimbursement for Expenses. Upon the presentation of itemized expenses, the Company shall reimburse the Consultant for all travel, meals, program fees, membership dues and other expenses incurred by the Consultant in connection with his representation of the Company in trade associations pursuant to Section 2(a) hereof and for all other travel, meals, entertainment and other expenses reasonably incurred by the Consultant in the performance of his duties under this Agreement in accordance with the Company's expense reimbursement policy as the same may be modified by the Company from time to time.

                  8. Non-Exclusive. Subject to Section 11 hereof, the Consultant shall not be prohibited from seeking or obtaining employment, engagement as a consultant or otherwise providing services to any person or entity. Nothing in this Agreement shall be deemed to prevent the Consultant from investing his personal, immediate family or trust assets; provided, however, that with respect to businesses that compete with the Company's business, his participation, or that of his immediate family or such trust, is solely that of a passive investor owning no more than 5% of any class of such company's outstanding debt or equity securities, provided that such activities do not contravene the provisions of
Section 11 hereof.

                  9.       Termination.

                            (a) If the Board of  Directors  determines  that the
Consultant has (A) committed an act of fraud or embezzlement against the Company or an act which he knew to be in gross violation of his duties to the Company (including the unauthorized disclosure of confidential information); (B) continually failed to render services to the Company in accordance with this Agreement, which failure (I) amounts to gross neglect of his contractual obligations to the Company and (II) is not remedied within ten (10) days after notice thereof by the Company, or if such matter is not capable of remedy within such 10 day period, such period shall be extended through the thirtieth (30th) day after such notice; (C) been convicted of a felony; or (D) willfully disregards the lawful directives of the Chairman of the Board of Directors or the Chief Executive Officer of the Company which is not remedied within thirty
(30) days after notice thereof by the Company, the Company shall be entitled to terminate this Agreement (other than Sections 11, 12 and 13 hereof unless otherwise specified by the Company) and the consulting relationship established hereby immediately upon the giving of written notice to the Consultant of such termination specifying the grounds therefor.

                            (b)  If  (i)  the  Consultant  gives  notice  to the
Company that he intends to terminate this Agreement (other than for reasons that would entitle the Consultant to terminate this Agreement pursuant to Section 9(d) below), (ii) the Consultant gives notice pursuant to Section 1 that he does not wish to have the term of this Agreement extended as provided therein (other than for reasons that would entitle the Consultant to terminate this Agreement pursuant to Section 9(d) below), or (iii) the Company gives notice pursuant to
Section 1 that it does not wish to have the term of this Agreement extended as provided therein (other than for reasons that would entitle the Company to terminate this Agreement pursuant to Section 9(a) above), this Agreement, other than Sections 11, 12 and 13 hereof, and the consulting relationship established hereby shall terminate immediately upon the receipt by the Company or the Consultant, as the case may be, of such a notice or, if later, the effective date of such termination as specified in such a notice.

                            (c) In the event that the Consultant dies or becomes
Disabled (as hereinafter defined) during the term of this Agreement, this Agreement, other than Sections 11, 12 and 13 hereof, and the consulting relationship established hereby shall terminate immediately upon the date on which the Consultant dies or becomes Disabled, as the case may be. After the effective date of termination under this Section 9(c), the Company shall make any further payments under this Agreement to the Consultant or the Consultant's heirs, executors, administrators or legal representatives, as the case may be, of all amounts due the Consultant hereunder, including any amounts or benefits to which the Consultant may be entitled under the terms of any benefit plan of the Company, as in effect on the effective date of such termination. For purposes of this Section 9(c) "Disabled" shall mean, as of any date, the permanent disability of the Consultant as defined in the disability benefit program of the Company generally available to executives of the Company.


                            (d)  If the  Consultant  terminates  this  Agreement
following a Substantial Breach, as defined in this Section 9(d) (such Substantial Breach having not been corrected by the Company within 30 days of receipt of written notice from the Consultant of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such termination), the Company shall continue to provide the benefits and pay the Consultant as provided in Section 3 hereof. "Substantial Breach" shall mean any material breach by the Company of its obligation under this Agreement including without limitation, (A) the assignment of any duties to the Consultant materially inconsistent with the Consultant's background and expertise; (B) the failure of the Company to pay timely amounts due hereunder; (C) the failure by the Company to allow the Consultant to participate in the Company's Health Plans, or to provide substantially equivalent benefits, pursuant to Section 3(b) hereof; or (D) the failure of any successor to all or substantially all of the business and/or assets of the Company to assume this Agreement; provided, however, that the term "Substantial Breach" shall not include (x) an immaterial breach by the Company of any provisions of this Agreement including those referred to in clause (A) above or (y) a termination for cause under Section 9(a) hereof. The date of termination of this Agreement by the Consultant under this Section 9(d) shall be 30 days after receipt by the Company of written notice of such termination, provided that the Substantial Breach specified in such notice shall not have been corrected by the Company during such 30-day period.

                            (e)  Notwithstanding  anything in this  Section 9 to
the contrary, the Consultant's participation in any Health Plans offered by the Company shall be governed by the rules of such plans as well as by applicable law and agreement.

                            (f) The Company shall not terminate  this  Agreement
for any reason whatsoever unless and until such termination has been approved by the Board of Directors.

                  10.      Termination Benefits.

                            (a) If the Consultant's  consulting  obligations are
terminated for any reason whatsoever during the Initial Term other than by the Company pursuant to Section 9(a) hereof or by the Consultant pursuant to Section 9(b)(i) hereof, the Company shall (x) continue to provide the benefits and pay to the Consultant as provided in Sections 3 and 6 hereof for the remainder of such Initial Term, and (y) provide the Consultant with all of the benefits
(including, without limitation, director fees and stock option grants), assuming, for all such purposes (including vesting of stock options) that the Consultant remains a consultant to the Company and a member of the Board of Directors, generally available to members of the Board of Directors who are not employees of the Company or its subsidiaries for the remainder of such Initial Term.

                            (b)  If  the  Company   terminates   this  Agreement
pursuant to Section 9(a) hereof during the Initial Term, the Company shall continue to pay to the Consultant as provided in Sections 3(a) and 6 hereof for the remainder of such two-year period.

                  11.      Secrecy and Non-Competition.

                            (a)  No   Competing   Employment.   The   Consultant
acknowledges that (i) the agreements and covenants contained in this Section 11 are essential to protect the value of the Company's business and assets and (ii) by virtue of his past employment with Amerace and the Company, and the consulting arrangement established hereby, the Consultant has obtained and will obtain such knowledge, know-how, training and experience and there is a substantial probability that such knowledge, know-how, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Consultant agrees that, for the period (the "Restricted Period") commencing on the date of the first day of the Consulting Term and ending on the date which is 12 months after the date on which the Company ceases to make timely payments and provide the benefits required by and in accordance with Section 3 hereof, the Consultant shall not, in (a) any location where the Company, or any predecessor to the Company's business, has conducted business during the three year period prior to the expiration of the Consulting Term or (b) in any location in which the Company then specifically intends to conduct business which location shall be described in a written notice delivered to the Consultant within ninety (90) days following the expiration of the Consulting Term (if the Company fails to provide such written notice to the Consultant, the provisions of this Section 11(a) shall apply only to those locations described in (a) above), participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, investor or otherwise, in any business activities (a "Competitive Activity") if such activity constitutes the manufacturing, production, sale or provision of products or services that are similar to products or services then being manufactured, produced, sold or provided by the Company or any of its subsidiaries; provided, however, that the Consultant may maintain and/or undertake purely passive investments on behalf of himself, his immediate family or any trust in companies engaged in a Competitive Activity so long as the aggregate interest represented by such investments does not exceed 5% of any class of the outstanding debt or equity securities of any company engaged in a Competitive Activity. The Consultant shall not be bound by the restrictions contained in this Section 11(a) if (i) this Agreement is terminated pursuant to
Section 9(d) hereof, and (ii) the Company shall have failed to comply with its obligations under Section 10(a) hereof.

                            (b) Nondisclosure of Confidential  Information.  The
Consultant, except in connection with his duties or obligations hereunder or as a member of the Board of Directors, shall not disclose to any person or entity or use, either during the Consulting Term or at any time thereafter, any information not in the public domain, in any form, acquired by the Consultant while employed by the Company or any predecessor to the Company's business or while performing services hereunder or, if acquired following the Consulting Term, such information which, to the Consultant's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its affiliates, relating to the Company, its subsidiaries and affiliates, including but not limited to trade secrets, technical information, designs, drawings, processes, systems, procedures, formulae, test data, know-how, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products), business plans, code books, invoices and other financial statements, computer programs, discs and printouts, sketches, plans (engineering, architectural or otherwise), customer and supplier lists, personnel files, equipment maintenance records, equipment warranty information, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, any predecessor of the Company or any subsidiary thereof. The Consultant agrees and acknowledges that all of such information, in any form, and copies and extracts thereof are and shall remain the sole and exclusive property of the Company, and upon termination of his engagement by the Company hereunder, the Consultant shall return to the Company the originals and all copies of any such information provided to or acquired by the Consultant in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Consultant during the course of his employment or while providing consulting services hereunder.

                            (c) No Interference.  During the Restricted  Period,
the Consultant shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally solicit, endeavor to entice away from the Company or any of its subsidiaries, or otherwise interfere with the relationship of the Company or any of its subsidiaries with, any person who, to the knowledge of the Consultant, is employed by or otherwise engaged to perform services for the Company or any of its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or any entity who is, or was within the then most recent twelve-month period, a customer or client of the Company, its predecessor or any of its subsidiaries (a "Customer"); provided, however, that this Section 11(c) shall not prohibit the Consultant from employing, for his own account, any person employed by a Customer or supplier, if such employment is not in connection with a Competitive Activity.

                           (d)     Inventions.  During the Restricted Period and
thereafter, the Consultant shall sell, transfer and assign to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Consultant in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Consultant, solely or jointly, or in whole or in part, during the term hereof (and including employment prior to the Consulting Period) by the Company or Amerace or while performing services hereunder which are not generally known to the public or recognized as standard practice and which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company, any predecessor of the Company or any subsidiary and (ii) arise (wholly or partly) from the efforts of the Consultant during his employment with the Company or any predecessor of the Company or during the course of performing services hereunder (an "Invention"). During the Restricted Period and thereafter, the Consultant shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to any such Inventions; and, whether during the Restricted Period or thereafter, the Consultant shall execute and deliver to the Company such form of transfers and assignments and such other papers and documents as reasonably may be required of the Consultant to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain a copyright thereon. The Company shall pay all costs incident to the execution and delivery of such transfers, assignments and other documents. Any invention by the Consultant within six months following the termination of this Agreement shall be deemed to fall within the provisions of this Section 11(d) unless the Consultant can prove that the Invention was first conceived and made following such termination.

                  12. Deductions from Amounts. The Consultant agrees that the Company shall be entitled to deduct and withhold from any amounts payable to the Consultant hereunder any taxes in respect of the Consultant that the Company is required to deduct and withhold under federal, state or local law.

                  13. SERP Plan. The Company has agreed to assume all obligations of Amerace under the SERP Plan. The Company hereby agrees that it shall assume and discharge the obligations of Amerace under the SERP Plan in accordance with the terms thereof, and such agreement by the Company shall survive the termination (for whatever reason) of this Agreement and the Employment Agreement. The Consultant acknowledges and agrees that the Company shall succeed to all of Amerace's rights under the SERP Plan.


CHMAIN02 Doc: 165234_2
096990-108-001

                  14. Company Representations. The Company represents and warrants that this Agreement, all actions to be taken hereunder by the Company (including without limitation all amendments to the Company's stock option plans affecting the Consultant), and any other matters relating hereto requiring approval or vote of the Board of Directors or an authorized committee thereof have been or, prior to the effectiveness of this Agreement, will be duly and timely approved by the Board of Directors or such committee.

                  15. Injunctive Relief. Without intending to limit the remedies available to the Company, the Consultant acknowledges that a breach of any of the covenants contained in Section 11 hereof may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Consultant from engaging in activities prohibited by Section 11 hereof or such other relief as may be required to specifically enforce any of the covenants in Section 11 hereof. The Consultant hereby agrees and consents that such injunctive relief may be sought in any state or federal court of record in the State of Illinois, or in the state and county in which such violation may occur, or in any other court, at the election of the Company.

                  16. Extension of Restricted Period. In addition to the remedies the Company may seek and obtain pursuant to Section 15 hereof, the Restricted Period shall be extended by any and all periods during which the Consultant shall be found by a court to have been in violation of the covenants contained in Section 11 hereof.

                  17.      Successors; Binding Agreement.

                           (a) In the event of any sale of all or  substantially
all of the assets of the Company, or the merger, consolidation or other corporate reorganization involving the Company, any successor to the Company by reason of any such transaction shall succeed to all of the Company's obligations, rights and benefits hereunder.

                           (b)  Except as  provided  in  subsection  (a)  above,
neither this Agreement, nor any rights or benefits hereunder, may be assigned, delegated, transferred, pledged or hypothecated without the written consent of both parties hereto, and any such assignment, delegation, transfer, pledge or hypothecation without such consent shall be null and void and shall be disregarded by the Company.

                           (c) The Company  will  require any  successor  of the
Company (as such term is used in subsection (a) above), whether by operation of law or otherwise, to assume the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall constitute a Substantial Breach by the Company and shall entitle the Consultant, upon termination of this Agreement, to benefits described in Section 10 hereof upon notice to the Company within three business days of the date such succession becomes effective.

                  18. Waiver and Modification. Any waiver, alteration or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration or modification is consented to on the Company's behalf by a member of the Board of Directors other than the Consultant. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

                  19. Severability and Governing Law. The Consultant acknowledges and agrees that the covenants set forth in Section 11 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Illinois, without regard to the conflict of laws provisions thereof.

                  20.  Blue-Pencilling.  Notwithstanding  the first  sentence of
Section 19 hereof, if any of the provisions of Section 11 relating to the geographic or temporal scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

                  21. Arbitration. The parties agree to submit any dispute arising under this Agreement to arbitration. Arbitration shall be by a single arbitrator experienced in the matters at issue selected by the Company and the Consultant in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding as to any matter submitted to him under this Agreement. All costs and expenses incurred in connection with such arbitration proceeding shall be borne by the party against whom the decision is rendered.

                  22. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery if presented personally, one business day after the date sent if sent by prepaid telegram, overnight courier service, telex, or by facsimile transmission or five business days after the date sent if sent by certified or registered mail, postage prepaid, return receipt requested, which shall be addressed, in the case of the Company, Stimsonite Corporation, 7542 North Natchez Avenue, Niles, Illinois 60714, Attention: Chairman, Fax (847) 647-2310, with a copy to Ronald A. Sandler, Esq., Jones, Day Reavis & Pogue, 77 West Wacker Drive, Chicago, Illinois, 60601, Fax: (312) 782-8585 and, in the case of the Consultant, Jay R. Taylor, 1296 West Kajer Lane, Lake Forest, Illinois 60045, or, in each case, to such other address as may be designated in writing by any such party.

                  23. Termination of Employment Agreement. Effective upon the first day of the Consulting Term, the Employment Agreement shall be deemed terminated and of no further force or effect.

                  24. Captions and Paragraph Headings. Captions and section headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

                  25. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the engagement of the Consultant for consulting services.

                  26.   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                     STIMSONITE CORPORATION



                                                     By:
                                                        ----------------------

                                                        ----------------------
                                                       Title:



                                                     CONSULTANT



                                                     By:

                                                    ----------------------
                                                        Jay R. Taylor

                              CONSULTING AGREEMENT
                                    Exhibit A


                          Calculation of Consulting Fee


As of the date of the Consulting Agreement to which this Appendix A is attached, the annual consulting fee required by Section 3(a) of such Consulting Agreement is equal to $111,724, which amount was calculated by subtracting from $222,600 the following annual payments:

         A. Payments of $69,696 payable in monthly installments, in arrears, under the SERP Plan, computed as follows:

         An initial SERP benefit of:                          $111,300

         less (x) Social Security Benefits             16,128
         less (y) Stimsonite Retirement Plan           21,180
         less (z) Amerace Corporation ACAP Plan                  4,296
                                                                ------
                  Total Present SERP Deductions                 41,604

                                                                       = $69,696

         B. Payments of $21,180, payable in monthly installments, under the Company's retirement plan.

         C. Retainer payments of $20,000 for service as a non-employee member of the Board of Directors.

The actual annual consulting fee to be paid to the Consultant would thus be computed as follows:

         Total Annual Payments                      $222,600
         Less (x) SERP Payments                       69,696
         Less (y) Company Retirement Plan Payments    21,180
         Less (z) Outside Director Retainer Fees      20,000
                                                     -------

         Annual Consulting Fee                      $111,724*



------------------------
         * Plus any additional amounts payable pursuant to Section 3(a)(ii) of the Consulting Agreement.

Exhibit 10.19


                              CONSULTING AGREEMENT
                                    Exhibit B

                AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT


                  AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT, dated as of March ___, 1997 (this "Amendment"), between Jay R. Taylor (the "Optionee") and Stimsonite Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:


                  WHEREAS, the Optionee and the Company entered into a Nonqualified Stock Option Agreement (the "Option Agreement") dated as of October 6, 1992 for the purchase of 87,500 shares of the Company's Common Stock, par value $.01 per share;

                  WHEREAS, the Optionee has announced his intention to resign as a senior executive of the Company;

                  WHEREAS, in connection with his resignation as a senior executive of the Company, the Optionee and the Company entered into a Consulting Agreement dated as of November 14, 1996 (the "Consulting Agreement") pursuant to which the Consultant will provide the Company with consulting and advisory services pursuant to the terms and conditions set forth therein;

                  WHEREAS, the Consulting Agreement provides for the amendment of certain provisions of the Option Agreement;

                  WHEREAS, the execution of the Consulting Agreement and this Amendment has been previously approved by the Board of Directors of the Company;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  1. Section 1(d) of the Option Agreement is amended to read as follows:

                  "(d) This Option shall terminate on the earliest of the following dates:

                           (i)       On May 5, 1999.

                           (ii) 90 days after the Consulting Agreement is terminated by the Company pursuant to
                                     Section 9(a) thereof.

                           (iii) 90 days after the Consulting Agreement is terminated by the Consultant pursuant to
                                     Section 9(b)(i) thereof."


EXECUTED at Niles, Illinois this ___ day of March, 1997.

                                                     STIMSONITE CORPORATION



                                                     By ___________________
                                                       Terrence D. Daniels
                                                       Chairman of the Board

                                                     OPTIONEE



                                                     By  ________________
                                                           Jay R. Taylor

Exhibit 10.19


                              CONSULTING AGREEMENT
                                    Exhibit C

                             STIMSONITE CORPORATION

                Amendment to Non qualified Stock Option Agreement


                  AMENDMENT TO NON QUALIFIED STOCK OPTION AGREEMENT, dated as of March ___, 1997 (this "Amendment"), between Jay R. Taylor ("Optionee") and Stimsonite Corporation, a Delaware Corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Optionee and the Company entered into a Non qualified Stock Option Agreement (the "Option Agreement") dated as of February 13, 1996 for the purchase of 13,000 shares of the Company's Common Stock, par value $.01 per share;

                  WHEREAS, the Optionee has announced his intention to resign as an employee of the Company;

                  WHEREAS, in connection with his resignation as an employee of the Company, the Optionee and the Company entered into a Consulting Agreement dated as of November 14, 1996 (the "Consulting Agreement") pursuant to which the Consultant will provide the Company with consulting and advisory services pursuant to the terms and conditions set forth therein;

                  WHEREAS, the Consulting Agreement provides for the amendment of certain provisions of the Option Agreement;

                  WHEREAS, the execution of the Consulting Agreement and this Amendment has been previously approved by the Board of Directors of the Company;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  1. Section 2(a) of the Option Agreement is amended to read as follows:

                           "(a)  Unless  and until  terminated  as   hereinafter
provided, the Option shall become exercisable to the extent of one-third of the Option Shares (rounded to the nearest whole share) on December 31, 1998. The Option shall become exercisable to the extent of the remaining Option Shares on the expiration of the Initial Term (as such term is defined in the Consulting Agreement). To the extent that the Option shall have become exercisable, it may be exercised in whole or in part from time to time. Notwithstanding the foregoing, if the Consulting Agreement is terminated by the Company pursuant to
Section 9(a) thereof or by the Optionee pursuant to Section 9(b)(i) thereof, the Option shall cease to vest in any additional amount on the effective date of such termination."

                  2. Section 4 of the Option Agreement is amended to read as follows:

                  "4.      Termination of Option.

                           The Option  shall  terminate  on the  earliest of the
following dates:

                           (a)      May 5, 1999.

                           (b)      90 days after the  Consulting  Agreement is
terminated  by the Company  pursuant to Section 9(a) thereof.

                           (c)      90 days after the  Consulting  Agreement is
terminated  by the Optionee  pursuant to Section 9(b)(i) thereof."

                  This Amendment is executed by the Company and the Optionee as of the ___ day of March 1997.


                                                   STIMSONITE CORPORATION


                                                   By _____________________
                                                     Terrence D. Daniels
                                                     Chairman of the Board

                                                   OPTIONEE


                                                   By ____________________
                                                     Jay R. Taylor